Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2011 Full Year and Fourth Quarter Results

Full Year Revenue Grew 17.5 Percent, 10.9 Percent in Constant Currency; EBITDA Grew 264 Percent to $23.6 Million

NEW YORK, NY – February 23, 2012 – Hudson Highland Group, Inc. (Nasdaq: HHGP), a leading global provider of professional recruitment and related talent solutions, today announced financial results for the full year and fourth quarter ended December 31, 2011.

“During 2011, we launched new strategic initiatives to maximize the value of Hudson’s global platform and achieve greater operating efficiencies. In more than 20 countries, our teams placed over 16,000 professionals and managed on average 5,800 highly skilled contract consultants per day to deliver solutions that helped our clients grow and address these uncertain times,” said Manuel Marquez, chairman and chief executive officer of Hudson Highland Group. “Despite headwinds in the fourth quarter, we achieved double digit revenue growth, generated positive cash flow and realized record net income from continuing operations in 2011. We believe we are now better positioned to confront the market contraction in Europe and its ripple effect in Asia Pacific.”

2011 Full Year Summary

•	Revenue of $933.7 million, an increase of 17.5 percent from 2010, or 10.9 percent in constant currency.

•	Gross margin of $354.3 million, or 37.9 percent of revenue, grew 18.7 percent in 2011, or 11.9 percent in constant currency.

•	EBITDA* of $23.6 million, or 2.5 percent of revenue in 2011, compared with $6.5 million, or 0.8 percent of revenue, in 2010.

•	Net income of $10.9 million, or $0.35 per basic share and $0.34 per diluted share, compared with net loss of $4.7 million, or $0.16 basic and diluted loss per share, in 2010.

“Improvements in our earnings and cash position in 2011 resulted from our global commitment to move our company to solid profitability and liquidity,” said Mary Jane Raymond, the company’s chief financial officer. “In the fourth quarter, we took steps to further optimize our operations by moving from four to three regional units. This structure helped us weather the deteriorating conditions at the end of the year. We expect to generate additional synergies in 2012 to drive our earnings.”

2011 Fourth Quarter Summary

•	Revenue of $222.7 million, an increase of 1.7 percent over the fourth quarter of 2010, or 1.0 percent in constant currency.

•	Gross margin increased to $84.6 million in the fourth quarter, or 38.0 percent of revenue, representing a 2.1 percent increase from the same period last year, or 1.4 percent in constant currency.

•	EBITDA* of $6.0 million, or 2.7 percent of revenue in the fourth quarter, improved from $3.6 million, or 1.6 percent of revenue, for the fourth quarter of 2010.

•	Net income of $3.3 million, or $0.10 per basic and diluted share, compared with net income of $1.2 million, or $0.04 per basic and diluted share, for the fourth quarter of 2010.

•	Cash flow from operations was $20.4 million in the fourth quarter. Liquidity increased to $89.1 million, composed of $37.3 million in cash and $51.8 million in available borrowings.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

1

Key Strategic Initiatives

During 2011, the company launched a new global strategy focused on four key initiatives which were instrumental in delivering the full year results:

•	Reap the value of Hudson’s global business

To further align operations with the needs of its global clients, Hudson established global practices for two of its fastest growing businesses, Legal eDiscovery and RPO, which represented 70 percent of constant currency gross margin growth in 2011. In addition, the company simplified its operating platform, organizing operations into three regions, which it believes will facilitate greater alignment with its global clients’ needs, better coordination of global activities and more efficient utilization of resources.

•	Attract, develop and retain the right people

Following the appointment of a new chief people officer, the company started to deploy best-practice processes to help its teams be more successful. These efforts contributed to Hudson’s adjusted EBITDA leverage on incremental gross margin of 49 percent in constant currency in 2011.

•	Focus on selected clients and services in the market

The company further developed its professional recruitment and talent solutions services to bring more value to clients. Higher value solutions helped improve the gross margin on contract talent and interim management by 100 basis points in constant currency to 18.5 percent. In permanent recruitment, Hudson’s RPO clients increasingly use the company’s talent management offerings to further align recruitment processes with their business needs.

•	Create a compelling digital presence

To deliver a more compelling digital presence for its clients and candidates – critical to the company’s future – Hudson began integrating its existing technology, information, social media and branding efforts. Under the direction of its chief knowledge officer, in December 2011, Hudson launched a new search engine optimized web site in more than 20 countries. The new web platform is already generating an increasing flow of targeted candidates and business leads.

Regional Highlights

Americas

In 2011, Hudson Americas delivered one of its best-performing years. Gross margin increased 29 percent compared with 2010, while adjusted EBITDA reached $6.4 million compared with $0.2 million in 2010. A 19 percent increase in contracting gross margin was driven primarily by the company’s Legal eDiscovery practice. This business provides end-to-end eDiscovery solutions, process management and managed review services tailored to meet client needs. Temporary contracting gross margin increased 60 basis points to 22.2 percent in 2011, driven primarily by higher margins in eDiscovery. Permanent recruiting gross margin grew by 95 percent, attributable to the early success of RPO in the Americas, a strategic service that allows clients to transfer all or part of their recruitment process to Hudson.

For the fourth quarter, Hudson Americas’ gross margin increased 27 percent compared with the prior year period, driven by 14 percent gross margin growth in temporary contracting, including eDiscovery. Permanent recruitment more than doubled due to growth in RPO. Adjusted EBITDA reached $2.4 million for the fourth quarter, more than doubling from the prior year period.

Asia Pacific

Asia Pacific delivered strong adjusted EBITDA gains in 2011 on 10 percent gross margin growth in constant currency, driven by the expansion of RPO and efficient leverage. Gross margin growth was driven by 14 percent growth in permanent recruitment and 5 percent growth in temporary contracting. Permanent recruitment growth was led by 35 percent growth in RPO across the region as well as 23 percent growth in China.

Adjusted EBITDA was $21.3 million, or 5.9 percent of revenue, an increase of 56 percent or $7.6 million from 2010. Asia Pacific continued to be the most profitable region in the organization, and benefitted from 51 percent constant currency leverage in 2011.

During the fourth quarter, European economic conditions created a ripple effect in Asia Pacific as some multi-national clients delayed hiring decisions. Gross margin was down 5 percent in constant currency in the fourth quarter from prior year, but despite this, adjusted EBITDA reached $5.0 million, or 6.0 percent of revenue, an increase of 24 percent or $1.0 million from the fourth quarter of 2010.

Europe

For the full year 2011, Hudson Europe’s gross margin increased 9 percent in constant currency compared with the prior year. Adjusted EBITDA of $16.5 million increased 79 percent from $9.2 million in 2010.

Temporary contracting gross margin increased 30 percent in constant currency, driven by the expansion of Legal eDiscovery in the U.K., as well as growth in the Netherlands professional contracting business and Belgium’s interim management business. The temporary contracting gross margin increased to 18.9 percent, up from 16.9 percent in 2010, driven primarily by higher margins in eDiscovery. Permanent recruitment delivered modest growth in 2011, a combination of growth in retained search in Belgium and France, and declines in the U.K.

The second half of 2011 was notable for volatile economic conditions in Europe, marked by the sovereign debt crisis and the contraction of the banking and finance industry. During the fourth quarter, several clients delayed permanent hiring decisions. Nonetheless, the balanced service portfolio helped maintain gross margin flat compared with the fourth quarter of 2010 in constant currency. Adjusted EBITDA of $3.0 million increased 18 percent over the fourth quarter of 2010.

2

Business Outlook

The company remains optimistic about 2012, but the European debt situation has persisted and the weaker economic conditions witnessed in the fourth quarter have continued into the first quarter. Given the current environment, the company expects first quarter 2012 revenue to be down between 4 – 8 percent to prior year at prevailing exchange rates, and EBITDA about breakeven from operations. This compares with revenue of $218.5 million and EBITDA of $2.5 million in the first quarter of 2011.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call today at 5:00 p.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at www.hudson.com.

The archived call will be available on the investor information section of the company's web site at www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide.  From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses.  The company employs more than 2,000 professionals serving clients and candidates in approximately 20 countries. More information is available at www.hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; restrictions on the company’s operating flexibility due to the terms of its credit facilities; the company’s ability to implement cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

3

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$222,738	$219,061	$933,736	$794,542
Direct costs	138,090	136,137	579,431	495,969
Gross margin	84,648	82,924	354,305	298,573
Operating expenses:
Selling, general and administrative expenses	78,379	80,192	329,899	294,313
Depreciation and amortization	1,501	1,730	6,251	8,184
Business reorganization and integration expenses	(27)	988	720	1,694
Total operating expenses	79,853	82,910	336,870	304,191
Operating income (loss)	4,795	14	17,435	(5,618)
Other income (expense):
Interest income (expense), net	(234)	(306)	(1,143)	(1,278)
Other income (expense), net	(290)	1,812	(44)	4,500
Fee for early extinguishment of credit facility	-	-	-	(563)
Income (loss) from continuing operations before provision for income taxes	4,271	1,520	16,248	(2,959)
Provision for (benefit from) income taxes	962	116	5,339	1,482
Income (loss) from continuing operations	3,309	1,404	10,909	(4,441)
Income (loss) from discontinued operations, net of income taxes	-	(213)	-	(244)
Net income (loss)	$3,309	$1,191	$10,909	$(4,685)
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.10	$0.04	$0.35	$(0.15)
Income (loss) from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss)	$0.10	$0.04	$0.35	$(0.16)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.10	$0.04	$0.34	$(0.15)
Income (loss) from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss)	$0.10	$0.04	$0.34	$(0.16)

Weighted average shares outstanding:
Basic	31,639	31,234	31,566	29,931
Diluted	32,118	31,754	31,989	29,931

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HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$37,302	$29,523
Accounts receivable, less allowance for doubtful accounts of $1,772 and $2,145, respectively	131,489	128,576
Prepaid and other	13,132	13,988
Total current assets	181,923	172,087
Property and equipment, net	17,838	16,593
Other assets	16,785	17,154
Total assets	$216,546	$205,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,025	$14,812
Accrued expenses and other current liabilities	74,248	74,990
Short-term borrowings	3,384	1,339
Accrued business reorganization expenses	858	2,619
Total current liabilities	90,515	93,760
Other non-current liabilities	10,867	10,493
Income tax payable, non-current	7,807	8,303
Total liabilities	109,189	112,556
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 32,776 and 32,181 shares, respectively	33	32
Additional paid-in capital	470,786	466,582
Accumulated deficit	(397,290)	(408,199)
Accumulated other comprehensive income—translation adjustments	34,255	34,902
Treasury stock, 79 and 9 shares, respectively, at cost	(427)	(39)
Total stockholders’ equity	107,357	93,278
Total liabilities and stockholders' equity	$216,546	$205,834

5

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS - QUARTER TO DATE

(in thousands)

(unaudited)

For The Three Months Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,802	$83,185	$91,751	$-	$222,738
Gross margin, from external customers	$13,738	$33,598	$37,312	$-	$84,648
Adjusted EBITDA (loss) (1)	$2,445	$4,988	$2,967	$(4,131)	$6,269
Business reorganization and integration expenses (recovery)	$-	$-	$(27)	$-	$(27)
Non-operating expense (income), including corporate administration charges	1,204	1,847	1,854	(4,615)	290
EBITDA (loss) (1)	$1,241	$3,141	$1,140	$484	$6,006
Depreciation and amortization expenses					1,501
Interest expense (income), net					234
Provision for (benefit from) income taxes					962
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$3,309

For The Three Months Ended December 31, 2010	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$44,268	$84,177	$90,616	$-	$219,061
Gross margin, from external customers	$10,775	$34,681	$37,468	$-	$82,924
Adjusted EBITDA (loss) (1)	$1,109	$4,009	$2,516	$(4,902)	2,732
Business reorganization and integration expenses (recovery)	$21	$102	$865	$-	$988
Non-operating expense (income), including corporate administration charges	(1,298)	1,129	1,337	(2,980)	(1,812)
EBITDA (loss) (1)	$2,386	$2,778	$314	$(1,922)	$3,556
Depreciation and amortization expenses					1,730
Interest expense (income), net					306
Provision for (benefit from) income taxes					116
Loss (income) from discontinued operations, net of taxes					213
Net income (loss)					$1,191

For the Three Months Ended March 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,812	$79,017	$93,710	$-	$218,539
Gross margin, from external customers	$10,357	$31,903	$38,938	$-	$81,198
Adjusted EBITDA (loss) (1)	$204	$3,151	$4,136	$(5,100)	$2,391
Business reorganization and integration expenses (recovery)	$-	$-	$351	$-	$351
Non-operating expense (income), including corporate administration charges	583	1,137	1,610	(3,816)	(486)
EBITDA (loss) (1)	$(379)	$2,014	$2,175	$(1,284)	$2,526
Depreciation and amortization expenses					1,576
Interest expense (income), net					206
Provision for (benefit from) income taxes					750
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$(6)

For the Three Months Ended September 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,691	$100,637	$96,753	$-	$245,081
Gross margin, from external customers	$13,662	$41,201	$38,129	$-	$92,992
Adjusted EBITDA (loss) (1)	$1,956	$7,069	$3,893	$(5,232)	$7,686
Business reorganization and integration expenses (recovery)	$-	$-	$-	$-	$-
Non-operating expense (income), including corporate administration charges	497	1,848	1,873	(3,982)	236
EBITDA (loss) (1)	$1,459	$5,221	$2,020	$(1,252)	$7,450
Depreciation and amortization expenses					1,537
Interest expense (income), net					328
Provision for (benefit from) income taxes					2,202
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$3,382

(1)	Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and acquisition-related expenses (“Adjusted EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

6

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS - YEAR TO DATE

(in thousands)

(unaudited)

For The Year Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$192,217	$359,108	$382,411	$-	$933,736
Gross margin, from external customers	$50,778	$146,917	$156,610	$-	$354,305
Adjusted EBITDA (loss) (1)	$6,442	$21,306	$16,517	$(19,860)	$24,405
Business reorganization and integration expenses (recovery)	$-	$-	$720	$-	$720
Non-operating expense (income), including corporate administration charges	2,962	7,126	7,727	(17,771)	44
EBITDA (loss) (1)	$3,482	$14,180	$8,071	$(2,091)	$23,642
Depreciation and amortization expenses					6,251
Interest expense (income), net					1,143
Provision for (benefit from) income taxes					5,339
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$10,909

For The Year Ended December 31, 2010	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$162,432	$303,619	$328,491	$-	$794,542
Gross margin, from external customers	$39,417	$121,965	$137,191	$-	$298,573
Adjusted EBITDA (loss) (1)	$172	$13,695	$9,239	$(18,845)	$4,261
Business reorganization and integration expenses (recovery)	307	(15)	1,402	-	1,694
Non-operating expense (income), including corporate administration charges (2)	(1,822)	4,863	6,751	(13,729)	(3,937)
EBITDA (loss) (1)	$1,687	$8,847	$1,086	$(5,117)	$6,503
Depreciation and amortization expenses					8,184
Interest expense (income), net					1,278
Provision for (benefit from) income taxes					1,482
Loss (income) from discontinued operations, net of taxes					244
Net income (loss)					$(4,685)

(1)	Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and acquisition-related expenses (“Adjusted EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

(2)	Includes $563 credit facility termination fee.

7

HUDSON HIGHLAND GROUP, INC.

Reconciliation for Constant Currency

(in thousands)

(unaudited)

The company operates on a global basis, with the majority of our gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period.

Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A") and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends.

The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended December 31,
	2011	2010
	As reported	As reported	Currency translation	Constant currency
Revenue:
Hudson Americas	$47,802	$44,268	$(5)	$44,263
Hudson Asia Pacific	83,185	84,177	2,019	86,196
Hudson Europe	91,751	90,616	(583)	90,033
Total	$222,738	$219,061	$1,431	$220,492

Gross margin:
Hudson Americas	$13,738	$10,775	$(5)	$10,770
Hudson Asia Pacific	33,598	34,681	807	35,488
Hudson Europe	37,312	37,468	(279)	37,189
Total	$84,648	$82,924	$523	$83,447

SG&A and other non-operating income (expense) (1):
Hudson Americas	$12,517	$8,254	$11	$8,265
Hudson Asia Pacific	30,460	31,845	660	32,505
Hudson Europe	36,205	36,359	(291)	36,068
Corporate	(513)	1,922	(5)	1,917
Total	$78,669	$78,380	$375	$78,755

Operating income (loss):
Hudson Americas	$2,122	$737	$(10)	$727
Hudson Asia Pacific	4,354	3,176	21	3,197
Hudson Europe	2,595	1,040	(4)	1,036
Corporate	(4,276)	(4,939)	3	(4,936)
Total	$4,795	$14	$10	$24

EBITDA (loss):
Hudson Americas	$1,241	$2,386	$(15)	$2,371
Hudson Asia Pacific	3,141	2,778	144	2,922
Hudson Europe	1,140	314	10	324
Corporate	484	(1,922)	-	(1,922)
Total	$6,006	$3,556	$139	$3,695

(1)	SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).

8